UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 17, 2010

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	335-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina	29801
(Address of principal executive offices)	(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 17, 2010, AGY Holding Corp. (the “Company”) and C. Steven Smoot entered into an employment letter (the “Letter”). Under the terms of the Letter, Mr. Smoot will serve as Chief Financial Officer of the Company, commencing on June 1, 2010. Under the terms of the Letter, Mr. Smoot will receive the following compensation: (1) $225,000 annual salary; (2) target annual bonus of 40% of annual salary, with a range of 0% to 80% of base salary, subject to performance targets and provisions of a management incentive plan; and (3) an option to acquire 70,000 shares of common stock of the Company’s parent, KAGY Holding Company, Inc., with a three-year vesting schedule. Mr. Smoot will also be eligible for general salaried benefits provided to employees of the Company and participation in a severance plan, which provides for severance under certain circumstances. Mr. Smoot will also receive reimbursement for his reasonable relocation expenses and a monthly car allowance. Mr. Smoot will be an at will employee.

Prior to joining the Company, Mr. Smoot, who is 57 years old, served as Executive Vice President and Chief Financial Officer of Family Health International, a non-profit research and public health services organization, from 2005 to 2009. From 2001 to 2004, he served in various positions at Reichhold Chemicals, Incorporated, a global resins manufacturing company and subsidiary of DaiNippon Ink and Chemical, including as its Senior Vice President, Chief Financial Officer and Chief Information Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: May 21, 2010	By:	/S/ DOUGLAS J. MATTSCHECK
	Name:	Douglas J. Mattscheck
	Title:	Chief Executive Officer